Clinigence Holdings, Inc.

Pro Forma Condensed Combined Financial Statements

(Unaudited)

On March 1, 2019, the Company entered into a Contribution Agreement by and among Clinigence Holdings, Inc. (“Holdings”), Qualmetrix, Inc., and the Members of Clinigence, LLC (“Agreement”) whereby Clinigence Holdings, Inc. acquired all of the assets and operations and assumed all of the liabilities of Qualmetrix, Inc. The Company acquired QMX to further its SAAS-based offerings to its customers and expand into new markets. The goodwill is derived largely from the expected growth of the Company, as well as synergies and economies of scale expected from combining the operations of QMX with the Company. Pursuant to the Agreement, all of the outstanding Series A and Series B Preferred Stock and Common Stock of Qualmetrix, Inc. totaling 34,726,659 shares were exchanged for 5,021,951 common shares of Clinigence Holdings, Inc. All outstanding shares of Qualmetrix, Inc. immediately preceding the exchange were treated as one class. On the date of the transaction, the shares of common stock issued to Qualmetrix, Inc. had an estimated fair value of $0.83 per share

The following table represents the fair value of the consideration paid allocated to the assets and liabilities acquired in applying the acquisition method for the completion of the Qualmetrix, Inc. business combination:

Consideration:	Amount
Issuance of 5,021,950 shares of common stock	$4,168,219
Net liabilities assumed	790,703
Total Consideration	$4,958,922

Assets Acquired:
Current assets	$112,992
Property. equipment, and other non-current assets	6,457
Identifiable intangible assets	1,654,000
Goodwill	3,185,473
Total assets acquired	$4,958,922

The Company did not incur material acquisition costs associated with the Contribution Agreement.

In addition to the acquisition of Qualmetrix, Inc., as part of the Contribution Agreement, 15,978,062 issued and outstanding member units of Clinigence LLC were exchanged for 7,533,000 shares of common stock of Clinigence Holdings, Inc. All outstanding preferred member units, common member units, and incentive units of Clinigence, LLC immediately preceding the exchange were treated as one class.

Upon closing the Contribution Agreement, the convertible debt of Clinigence, LLC that is not repaid in full at Closing and holders of such Debt elect to convert such debt and any holders of warrants issued by Clinigence LLC elect to exercise such warrants, Clinigence Holdings shall, to the extent permissible under applicable federal and state securities laws as reasonably determined by Clinigence Holdings, issue Clinigence Holdings Shares to the holders of such warrants and such debt in satisfaction thereof. As of June 30, 2019, previously outstanding convertible notes with an aggregate principal balance of approximately $600,000 were settled for cash payments of $200,000 and the conversion of aggregate principal of $400,000 into 638,718 shares of common stock.

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition of Qualmetrix, Inc. on Clinigence Holdings, Inc. historical results of operations:

·	Unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2019
·	Unaudited condensed statements of operations for the year ended December 31, 2018
·	Unaudited condensed statements of operations for the year ended December 31, 2017
1

Clinigence Holdings Inc. Condensed Consolidated Pro-Forma Statement of Operations For the Year Ended December 31, 2018 (Unaudited)

	Clinigence	Qualmetrix	Pro Forma Adjustments	Notes	Pro Forma Combined
REVENUES	$1,366,996	$859,411	$(91,205)	(1)	$2,135,202

COST OF SALES
Service Hosting Costs	185,521	145,701	(91,205)	(1)	240,017
Direct Labor Costs	189,003	—			189,003
Third Party License Fees	133,116	111,074			244,190
TOTAL COST OF SALES	507,640	256,775			673,210

GROSS PROFIT	859,356	602,636	—		1,461,992

OPERATING EXPENSES:
Research and development	545,223	327,481			872,704
Sales and Marketing	208,924	153,872			362,796
General and administrative	945,607	349,324			1,294,931
Depreciation & Amortization	—	9,700	141,631	(2)	151,331
TOTAL OPERATING EXPENSES	1,699,754	840,377	141,631		2,681,762
LOSS FROM OPERATIONS	(840,398)	(237,741)	(141,631)		(1,219,770)

OTHER INCOME AND (EXPENSE)
Interest expense	(109,799)	(10,785)			(120,584)
Interest income	68	—			68
Other income	—	—			—
TOTAL OTHER EXPENSE, NET	(109,731)	(10,785)			(120,516)

LOSS BEFORE PROVISION FOR INCOME TAXES	(950,129)	(248,526)	(141,631)		(1,340,286)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	(950,129)	(248,526)	(141,631)		(1,340,286)

(1) Reflects the elimination of intercompany licensing revenue and cost of goods sold exchanged between Qualmetrix, Inc. and Clinigence LLC prior to the acquisition.

(2) Reflects the amortization of identifiable intangible assets acquired from Qualmetrix, Inc. consisting of customer relationships and developed technology.

The historical condensed consolidated financial information of Clinigence Holdings, Inc has been adjusted in the Unaudited Pro Forma Financial Information to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the consolidated statement of operations, expected to have a continuing impact on the combined results of Clinigence Holdings, Inc. and the Acquisition. The following unaudited pro forma condensed combined consolidated statements of operations (Unaudited Pro Forma Statements of Operations) have been prepared assuming the Acquisition had been completed on January 1, 2018, the first day of Clinigence Holdings, Inc.’s fiscal year. The Unaudited Pro Forma Financial Information has been adjusted with respect to certain aspects of the Acquisitions to reflect the consummation of the Acquisition.

The Unaudited Pro Forma Financial Information was prepared in accordance with the regulations of the United States Securities and Exchange Commission (SEC), and is not necessarily indicative of the financial position or results of operations that would have occurred if the Acquisition had been completed on the dates indicated, nor is it indicative of the consolidated future operating results or financial position of the Consolidated Company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the Unaudited Pro Forma Financial Information. In accordance with Article 11 of Regulation S-X, a pro forma balance sheet is not required as the Acquisition has already been reflected in Clinigence Holdings, Inc.’s unaudited condensed consolidated balance sheet for the three months ended June 30, 2019.

The Unaudited Pro Forma Financial Information does not reflect events that may occur after the Acquisition, including, but not limited to, the anticipated realization of any ongoing savings from operating synergies. It also does not give effect to the costs necessary to achieve these savings and synergies.

2

Clinigence Holdings Inc.

Condensed Consolidated

Pro-Forma Statement of Operations

For the Years Ended December 31, 2017

(Unaudited)

	Clinigence	Qualmetrix	Pro Forma Adjustments	Notes	Pro Forma Combined
REVENUES	$1,872,827	$988,827	$(96,800)	(1)	$2,764,854

COST OF SALES
Service Hosting Costs	289,874	234,860	(96,800)	(1)	427,934
Direct Labor Costs	272,126	—			272,126
Third Party License Fees	96,017	120,213			216,230
TOTAL COST OF SALES	658,017	355,073	—		916,290

GROSS PROFIT	1,214,810	633,754			1,848,564

OPERATING EXPENSES:
Research and development	871,171	659,420			1,530,591
Sales and Marketing	482,695	725,011			1,207,706
General and administrative	675,834	444,064			1,119,898
Depreciation & Amortization	—	11,248	141,631	(2)	152,879
TOTAL OPERATING EXPENSES	2,029,700	1,839,743	141,631		4,011,074
LOSS FROM OPERATIONS	(814,890)	(1,205,989)	(141,631)		(2,162,510)

OTHER INCOME AND (EXPENSE)
Interest expense	(129,363)	(1,250)			(130,613)
Interest income	729	—			729
Other income	—	1,921			1,921
TOTAL OTHER EXPENSE, NET	(128,634)	671			(127,963)

LOSS BEFORE PROVISION FOR INCOME TAXES	(943,524)	(1,205,318)	(141,631)		(2,290,473)

PROVISION FOR INCOME TAXES	—	—
NET LOSS	(943,524)	(1,205,318)	(141,631)		(2,290,473)

(1) Reflects the elimination of intercompany licensing revenue and cost of goods sold exchanged between Qualmetrix, Inc. and Clinigence LLC prior to the acquisition.

(2) Reflects the amortization of identifiable intangible assets acquired from Qualmetrix, Inc. consisting of customer relationships and developed technology.

1. BASIS OF PRESENTATION

The Unaudited Pro Forma Financial Information present the impact of the acquisition on the Company results of operations. The pro forma adjustments have been prepared as if the March 1, 2019 acquisition of Qualmetrix, Inc. had taken place as of January 1, 2017. The Acquisition is reflected in the Unaudited Pro Forma Financial Information is reflected as being accounted for as business combinations in accordance with guidance on accounting for business combinations under accounting principles generally accepted in the United States (US GAAP).

In accordance with the guidance on accounting for business combinations, acquisition-related transaction costs associated with business combinations are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. Total acquisition-related transaction costs incurred were immaterial.

The Unaudited Pro Forma Financial Information are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of the date indicated above or the results that may be attained in the future.